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                                                                    EXHIBIT 99.1

                           THOMAS NELSON PRESS RELEASE

FOR IMMEDIATE RELEASE

Date: February 21, 2006                      (THOMAS NELSON PUBLISHERS LOGO)
                                                        Since 1798

Contact: Joe Powers, Executive Vice
         President
         P.O. Box 141000                             P.O. Box 141000
         Nashville, TN 37214                       Nashville, TN 37214
         Phone: (615) 902-1300                    Phone: (615) 902-1300
         Fax: (615) 883-6353                       Fax: (615) 883-6353
         Website: www.thomasnelson.com        Website: www.thomasnelson.com

                          THOMAS NELSON BOARD VOTES TO
                              TAKE COMPANY PRIVATE

(Nashville, Tenn.) Thomas Nelson, Inc. (NYSE: TNM) announced today that it has entered into a definitive agreement to go private in a transaction led by InterMedia Partners VII, LP on behalf of itself and its managed funds and together with certain co-investors. Under the terms of the agreement, each outstanding share of Thomas Nelson common stock and Class B common stock will be converted into the right to receive $29.85 in cash, representing a premium of 21% over the closing price of the common shares and 21.8% over the closing price of the Class B common shares on the New York Stock Exchange on Friday, February 17, 2006. The total consideration to be paid to Thomas Nelson stockholders and option holders is approximately $473 million.

Thomas Nelson, based in Nashville, Tennessee, is a leading publisher and distributor of products emphasizing Christian, inspirational and family value themes and believes it is the largest English-language publisher of Bibles and inspirational products and one of the ten largest publishers overall.

InterMedia Partners VII, LP is a private equity investment firm that makes mid- to large-size investments in media companies.

The Board of Directors of Thomas Nelson, Inc. voted unanimously to approve the transaction based upon the unanimous recommendation of a Special Committee of independent Directors. Sam Moore, Chairman of the Board of Thomas Nelson, and certain related parties who collectively control approximately one-third of the votes of Thomas Nelson's equity have agreed to vote in favor of the transaction.


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FOR IMMEDIATE RELEASE                                                     Page 2


The transaction, which is expected to be completed by June 30, 2006, is subject to approval by the holders of at least two-thirds of the votes of Thomas Nelson's common stock and Class B common stock, voting together as a single class, and to other customary closing conditions, including appropriate clearance under the Hart-Scott-Rodino Act.

Michael S. Hyatt, President and CEO of Thomas Nelson, said, "This transaction provides Thomas Nelson's shareholders with outstanding value for their shares and a significant premium over recent trading prices. Going private at this time is also in the best interests of the Company's employees, customers and authors, who are also key constituencies of the company. InterMedia Partners, which has an excellent track record of building value at its portfolio companies by providing strong financial and strategic support, shares our vision and our sense of responsibility. We look forward to this new era, and my executive management team and I are committed to it."

Sam Moore, Chairman of the Board and for many years Thomas Nelson's CEO, said, "Obviously this is a bittersweet moment for me, but I am very pleased that the Company will remain in the hands of Mike Hyatt and his management team. InterMedia is a long-term investor who will be sensitive to and support Thomas Nelson's mission to remain at the forefront of Christian and inspirational publishing. I believe this is a very good transaction for the shareholders, and it has my and my family's complete support."

UBS Investment Bank acted as financial advisor to the Special Committee of independent directors of Thomas Nelson. SunTrust Capital Markets, Inc. provided the Special Committee with a fairness opinion in connection with the transaction. Sherrard & Roe, PLC, Nashville, acted as legal advisor to Thomas Nelson. Troutman Sanders LLP acted as legal advisor to the Special Committee. Milbank, Tweed, Hadley & McCloy LLP acted as legal advisor to InterMedia, and Credit Suisse is providing financing for the transaction.

Thomas Nelson will host a conference call to comment on this transaction and the Form 8K, which will be filed later today. The call will be held at 9:00 a.m. CST on Wednesday, February 22, 2006. Individuals may listen to the call by dialing
(800) 946-0705. The confirmation number for the call is 4092289. The live broadcast of the Thomas Nelson's conference call will be available online by going to www.thomasnelson.com/news and at www.streetevents.com. The online replay will be available shortly after the call and continue through March 1, 2006.

                                      # # #

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Thomas Nelson may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to

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FOR IMMEDIATE RELEASE                                                     Page 3


obtain shareholder approval, the failure of the purchaser to obtain financing or the failure to satisfy the other closing conditions. These factors and other factors that may affect the business or financial results of Thomas Nelson are described in Thomas Nelson's filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended March 31, 2005.

           IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Thomas Nelson plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Thomas Nelson, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Thomas Nelson through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Thomas Nelson by contacting Vance Lawson, Senior Vice President, Finance & Operations, P.O. Box 141000, Nashville, TN 37214, (615) 902-1500.

Thomas Nelson and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement and may have interests in the transaction that are different than the Company's other shareholders. Information regarding Thomas Nelson's directors and executive officers is contained in Thomas Nelson's Annual Report on Form 10-K for the year ended March 31, 2005 and its proxy statement dated July 8, 2005, which are filed with the SEC. Thomas Nelson's directors and executive officers beneficially owned 3,569,152 shares, or approximately 24%, of Thomas Nelson's common stock and Class B common stock. A more complete description will be available in the Proxy Statement.